UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019 (February 22, 2019)

Resolute Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 2800, Denver CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 534-4600

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Resolute Energy Corporation (“Resolute”) was held on February 22, 2019 (the “Special Meeting”). The Special Meeting was held in order to vote upon the proposals set forth in the definitive proxy statement of Resolute, filed with the U.S. Securities and Exchange Commission on January 30, 2019 (the “Proxy Statement”), to (1) adopt the Agreement and Plan of Merger, dated as November 18, 2018 (the “Merger Agreement”), by and among Resolute, Cimarex Energy Co., a Delaware corporation (“Cimarex”), CR Sub 1 Inc., a Delaware corporation and a direct wholly owned subsidiary of Cimarex, and CR Sub 2 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Cimarex, pursuant to which Cimarex will acquire Resolute in exchange for a combination of shares of common stock, par value $0.01 per share, of Cimarex (“Cimarex Common Stock”), and cash (the “Merger Proposal” and the transactions contemplated therein, the “Merger”), (2) approve the adjournment of the Special Meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”) and (3) approve, on an advisory (non-binding) basis, the payments that will or may be paid to Resolute’s named executive officers in connection with the Merger (the “Advisory Compensation Proposal”).

At the Special Meeting, the Merger Proposal was approved by Resolute’s stockholders, and the Advisory Compensation Proposal was rejected on an advisory basis by Resolute’s stockholders. Because sufficient proxies were returned to approve the Merger Proposal, no proposal to adjourn the Special Meeting was made, and therefore no vote was held on the Adjournment Proposal. Of the 23,329,303 shares of Resolute common stock issued and outstanding on January 18, 2019, the record date, 18,862,545 shares of common stock (approximately 81%) were present or represented by proxy at the Special Meeting. The voting results of the Special Meeting are set forth below.

(1)         Merger Proposal — Adoption of the Merger Agreement:

FOR	AGAINST	ABSTAIN
15,950,431	59,240	2,852,874

(2)         Adjournment Proposal — Because sufficient proxies were returned to approve the Merger Proposal, no proposal to adjourn the Special Meeting was made, and therefore no vote was held on this proposal.

(3)         Advisory Compensation Proposal — Approval, on an advisory (non-binding) basis, of the payments that will or may be paid to Resolute’s named executive officers in connection with the Merger, as described in the Proxy Statement under the caption “The Merger — Interests of Resolute Directors and Executive Officers in the Merger”:

FOR	AGAINST	ABSTAIN
8,591,756	10,233,516	37,273

Item 7.01 Regulation FD Disclosure.

Merger Consideration Election Results Subject to Proration

As announced on February 11, 2019, in connection with the Merger, the election deadline for holders of shares of Resolute’s common stock and holders of shares of Resolute’s restricted stock (time and/or performance vested), outperformance share rights and/or options (collectively, the “Resolute Equity Awards”) to elect the form of merger consideration they wish to receive in connection with the Merger, subject to proration, was 5:00 p.m., Eastern time, on February 22, 2019 (the “Election Deadline”). Holders had the option to elect to receive (a) an amount in cash, without interest, equal to $14.00 and 0.2366 shares of Cimarex Common Stock (such consideration, the “Mixed Election Consideration”), (b) an amount of cash, without interest, equal to $35.00 (subject to adjustment in accordance with the terms of the Merger Agreement) (such consideration, the “Cash Election Consideration”) or (c) 0.3943 shares of Cimarex Common Stock (subject to adjustment in accordance with the terms of the Merger Agreement) (such consideration, the “Stock Election Consideration”). The elections are subject to proration so that the aggregate merger consideration paid to all holders of Resolute shares eligible to make an election of merger consideration in the Merger (including holders of Resolute Equity Awards whose awards will be converted into rights to receive merger consideration in the Merger) consists of no more than 60% shares of Cimarex Common Stock and 40% cash, based on the closing sale price for shares of Cimarex Common Stock on November 16, 2018.

As of the Election Deadline, there were approximately 23,627,797 Resolute shares eligible to make an election of merger consideration, including 1,069,830 shares related to the Resolute Equity Awards on an as-converted basis (collectively, the “Resolute Shares Eligible”).  The merger consideration election results without giving effect to proration are as follows:

•                  Mixed Election Consideration — Holders of approximately 10% of the Resolute Shares Eligible, or 2,435,678 Resolute Shares Eligible, elected to receive the Mixed Election Consideration. Pursuant to the merger agreement, this amount includes holders who failed to make an election or made an untimely election (or who otherwise are deemed not to have submitted an effective form of election) and are deemed to have elected to receive the Mixed Election Consideration.

•                  Cash Election Consideration — Holders of approximately 86% of the Resolute Shares Eligible, or 20,313,205 Resolute Shares Eligible, elected to receive the Cash Election Consideration.

•                  Stock Election Consideration — Holders of approximately 4% of the Resolute Shares Eligible, or 878,914 Resolute Shares Eligible, elected to receive the Stock Election Consideration.

Based on the results described above, it is expected that holders who elected to receive the Cash Election Consideration will be subject to proration. The final allocation and proration of merger consideration will be calculated in accordance with the terms of the Merger Agreement.

The Merger is expected to close on March 1, 2019, subject to satisfaction of the remaining customary closing conditions.

Press Release

On February 22, 2019, Resolute issued a press release announcing the voting results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 7.01 in this Current Report on Form 8-K and the press release are being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information and press release furnished are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
99.1	Press Release dated February 22, 2019

Cautionary Statement Regarding Forward-Looking Information

This report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements; however the absence of these words does not mean the statements are not forward-looking. Forward-looking statements in this report include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this report. Such risk factors include, among others: the expected timing and likelihood of completion of the proposed transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Cimarex’s common stock or Resolute’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the outcome of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Cimarex and Resolute to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending proposed transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Resolute’s control. Additional factors that could cause results to differ materially from those described above can be found in Cimarex’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at http://www.cimarex.com and on the SEC’s website at http://www.sec.gov, and in Resolute’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Resolute’s website at http://www.resoluteenergy.com and on the SEC’s website at http://www.sec.gov.

Actual results may differ materially from those contained in the forward-looking statements in this report. Resolute undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOLUTE ENERGY CORPORATION
Date: February 25, 2019
	By:	/s/ Richard F. Betz
Richard F. Betz
Chief Executive Officer